TUESDAY JUNE 8, 6:39 PM EASTERN TIME

COMPANY PRESS RELEASE

FUNDTECH LTD. ANNOUNCES ACQUISITION OF BIVERONI BATSCHELET PARTNERS AG

ACQUIRES PLATFORM FOR EUROPEAN EXPANSION AND SERVICE BUREAU TECHNOLOGY

JERSEY CITY, N.J.--(BUSINESS WIRE)--June 8, 1999-- Fundtech Ltd. (Nasdaq:FNDTF - news) announced today that it has signed an agreement to acquire Biveroni Batschelet Partners AG (BBP), the leading provider of Electronic Payment solutions in Switzerland. The purchase price is approximately $13 million, 75% payable in cash and 25% payable in Fundtech common stock. The deal is expected to close by June 15, 1999.

BBP has a client base of approximately 100 banks located in Switzerland, Germany, France and the United Kingdom. BBP's products are used to process Electronic Payment transactions through the Swiss Interbank Clearing system, as well as for clearing international S.W.I.F.T. payments, Euro transactions and stock exchange security trades. BBP operates a service bureau, used by over 50 of its bank customers, allowing them to outsource their transaction processing and settlement functions. This service bureau technology provides BBP with a highly leveragable business model for expanding throughout Europe, enabling banks to capitalize on the convergence of traditional banking functions and global electronic commerce.

"This transaction is an important strategic step for Fundtech," said Reuven Ben-Menachem, Fundtech's Chairman and CEO. "BBP's impressive penetration of the Swiss market and its proven expertise in the innovation and marketing of Electronic Payment solutions make it an ideal partner for Fundtech. The acquisition complements a key component of our strategy, which is to offer Electronic Banking solutions on an outsourced, `service bureau' basis. We believe that the combination of BBP's highly successful service bureau model and Fundtech's leadership in the European marketplace creates tremendous potential for expansion in Europe, specifically Germany and France, enabling Fundtech to reinforce and expand its position globally as a premier provider of Electronic Payment and Banking solutions. In addition, BBP's service bureau technology adds a crucial component for the implementation of Fundtech's Internet-based offering for banks and businesses."

"We are excited to join forces with Fundtech," said Jon Biveroni, Founder and Managing Director of BBP. "The combination of our service bureau technology and

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Fundtech's marketing and development resources leaves us strongly positioned to expand across the rapidly growing and integrating European payment and securities markets, providing banks and corporations throughout Europe with a powerful solution for their electronic commerce transaction needs."

Headquartered in Baden, Switzerland, BBP was founded in 1984 to provide electronic payments solutions for the Swiss banking industry and has since grown to over 25 employees.

Fundtech is a leading provider of software solutions that facilitate e-commerce and e-banking by enabling businesses and their banks to electronically manage cash, process payments and transfer funds. The Company's client/server software products automate the process of transferring funds among corporations, banks and clearance systems and enable businesses to manage global cash positions efficiently and in real-time.

Certain statements contained herein, including statements regarding the development of the Company's services, markets, product functionality and future demand for the Company's products services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, dependence on key personnel, ability to effectively manage growth, risks associated with rapid technological advances, risks associated with possible acquisitions, any integration of those acquisitions into the company's present business, risks associated with the Company's strategic partnerships, various project associated risks, including internet projects, substantial competition, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in the Company's filings and reports.

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Contact:

     Fundtech Ltd.
     Michael Carus
     Executive Vice President & CFO
     201-946-1100

                    or

     Morgen-Walke Associates
     Connie Bienfait/Randy Hecht
     Press: Brian Maddox
     212-850-5600